Exhibit 32.2

CREATIVE COMPUTER APPLICATIONS, INC.

Certification pursuant to 18 U.S.C.  Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended March 31, 2005 (the “Report”) by Creative Computer Applications, Inc. (“Registrant”), the undersigned hereby certifies that to their knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: May 13, 2005

/S/ Anahita Villafane
Anahita Villafane, Controller and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Creative Computer Applications, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.